UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

FRESH TRAFFIC GROUP INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Portage Avenue, CanWest Place Suite 1680, Winnipeg MB, Canada	R3B 3K6
(Address of principal executive offices)	(Zip Code)

(204) 942-4200
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Directors and Principal Officers

On January 23, 2012, Mr. Walter Romanchuk tendered his resignation to the Board of Directors of Fresh Traffic Group Inc. (the “Company”).

On January, 26, 2012, Mr. Jeremy Booth resigned as President, Chief Executive Officer, and Treasurer of the Company.

On January 26, 2012, Ms. Kimberly Lewis resigned as Secretary of the Company.

On January 26, 2012, Mr. W. Scott Lawler, the Company’s attorney was appointed as the sole officer and a director of the Company.

On January 27, 2012, Mr. Jeremy Booth resigned as a director of the Company.

Both Mr. Booth and Ms. Lewis will remain as directors and/or officers of the Company’s wholly owned subsidiary, Fresh Traffic Group Corp.

Fresh Traffic Group Inc. had been reviewing other potential acquisitions for the Company and considering various restructure plans as the Company had been unable to raise any funds to grow the business of its wholly-owned subsidiary, Fresh Traffic Group Inc.  Mr. Romanchuk has joined the board of directors to review various opportunities, some from Asia, which had been presented to the Company for consideration.

On January 21, 2012, management of Fresh Traffic Group Corp. began to experience additional activity on its web-site which is monitored constantly, and on January 23, 2012, they became aware of a paid newsletter dissemination campaign being undertaken by various newsletter writers and paid for by parties currently unknown.  There had been a prior campaign undertaken subsequently, again without the knowledge of the Company and its management.    The Company immediately, on January 23, 2012, took down the Company website and posted on the site a news release advising that the Company believed there was a possible  spam campaign being undertaken and that management wished to advise the public of this fact and the fact that the Company was reviewing restructure options which might entail a reverse split of the shares of the Company.

Despite these actions, the paid for promotion continued and the volume of trading continued and various information being disseminated was incorrect and misleading based on the current business of the Company. Fresh Traffic Group Corp. is a company which offers SEO services and other internet related services.  It has a well respected clientele and is aggressively seeking to expand its customer base.  These types of activities impact on its credibility in the marketplace and may cause the loss of contracts, both new and existing.   Further, the acquisitions under review by the Company cannot proceed to be negotiated while this type of market activity is ongoing.

Based on this, the directors and officers of the Company determined it was in the best interests of both the Company and its wholly-owned subsidiary to resign and to appoint legal counsel as the sole officer and director.  Legal counsel has been charged to investigate the recent activity and look at the options of the Company in regard to the potential damage to the Company and its shareholders.

Appointment of Principal Officers and Directors

On January 26, 2012, Mr. W. Scott Lawler, the Company’s attorney was appointed as the sole officer and a director of the Company.

Mr. Lawler is corporate/securities attorney with over 22 years of experience. Mr. Lawler is currently licensed to practice law in the States of Arizona and California. Mr. Lawler has also been admitted to the Utah State Bar and is currently on inactive status in that state. Mr. Lawler received a Bachelor's Degree in Business Management in 1984 from Brigham Young University and his Juris Doctorate degree from U.S.C. Law Center in 1988. Mr. Lawler’s legal practice focuses on small to medium size public companies, mergers and acquisitions, corporate finance, SEC reporting, public and private offerings and other general business matters.

Pursuant to the above resignations, at the time Mr. Lawler will serve as the Company’s President, Chief Executive Officer, Secretary and Treasurer of the Company and as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Traffic Group Inc.

Dated: January 27, 2012	By:	/s/ W. Scott Lawler
	Name:	W. Scott Lawler
`	Title:	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director